Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Primerica, Inc.:

We consent to the incorporation by reference in the registration statements No. 333 165834, 333 176508, 333 220011, and  333-238268 on Form S 8 and No. 333 230004 on Form S 3 of Primerica, Inc. of our reports dated March 1, 2022, with respect to the consolidated financial statements and financial statement schedules I, II, III, and IV of Primerica, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Atlanta, Georgia
March 1, 2022